Exhibit 99.1

For Immediate Release

Contacts:

Thomas F. Cooke, Chief Executive Officer (713) 458-1560, or

Andy C. Clifford, President (713) 458-1560

Website:      www.saratogaresources.net

Saratoga Resources Announces Plan Confirmation and Anticipated Exit from

Bankruptcy by Year End

HOUSTON, TX and COVINGTON, LA — December 3, 2009 (BUSINESS WIRE) -- Saratoga Resources, Inc. (OTCBB: SROEQ) (“Saratoga” or the “Company”), an independent oil and gas exploration and development company with operations focused in the state waters of Louisiana, is pleased to announce confirmation of its Second Amended Plan of Reorganization (as amended) and its anticipated exit from Chapter 11 bankruptcy prior to the end of the year, just nine months after its bankruptcy filing.

Saratoga and its subsidiaries have reached an agreement in principle with their secured lenders regarding a financial restructuring for Saratoga, according to Company President, Andy Clifford. That agreement was incorporated into a Second Amended Plan of Reorganization as Modified, filed on November 25, 2009.  That Plan was confirmed by Judge Robert Summerhays of the Western District of Louisiana on December 2, 2009. This plan sets the stage for Saratoga to exit from Chapter 11 with payment in full for all its creditors and preservation of the interests of all equity holders. Further details are available on the Company’s website listed above.

"Saratoga is deeply grateful for the support, participation and patience of all constituents involved in the bankruptcy case and for the sound and efficient guidance of our legal team led by our bankruptcy counsel, Adams and Reese, and our special oil and gas counsel, Paul J. Goodwine of New Orleans-based Schully Roberts, Slattery & Marino.  With the imminent emergence from bankruptcy, we look forward to a bright and profitable future," said Clifford. "The Company's focus is on increasing production through low-cost workovers and recompletions, increasing reserves through field studies and development, and decreasing operating costs. We believe that these three metrics, independent of the volatility of oil and gas prices, enable value creation for our investors and lenders."

"This is an excellent result achieved within a relatively short period of time for a company coming out of bankruptcy, especially with all creditors being paid 100 percent of their allowed claims and the equity holders preserving their interests," said Robin Cheatham, practice group leader of Adams and Reese Commercial Restructuring and Bankruptcy Team.

About Saratoga Resources

Saratoga is an independent exploration and production company with offices in Houston, Texas, and Covington, Louisiana with 30 full-time employees, supplemented by field-based contract operations personnel. Principal holdings cover 37,756 gross (34,246 net) acres, mostly held-by-production, located in the state waters offshore Louisiana. Saratoga's stock currently trades on the OTC Bulletin Board under the symbol "SROEQ". Saratoga filed for protection under Chapter 11 of the U.S. Bankruptcy Code on 31st March, 2009.

About Adams and Reese

Adams and Reese LLP is a multidisciplinary, regional law firm with offices in Baton Rouge, LA; Birmingham, AL; Houston, TX; Jackson, MS; Memphis, TN; Mobile, AL; Nashville, TN; New Orleans, LA and Washington, D.C. The Adams and Reese Commercial Restructuring and Bankruptcy Team routinely handles complex commercial bankruptcy and insolvency issues by advising, planning, strategizing and litigating on behalf of creditors' committees, commercial lenders, examiners, trustees and debtors. American Lawyer Magazine recently named Adams and Reese to its distinguished list of the nation’s top 200 firms - “The Am Law 200.” The National Law Journal also lists the firm on the “NLJ 250” of the nation’s largest law firms.

Forward-looking Statements

This press release includes certain estimates and other forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “assumes,” “seeks,” “estimates,” “should,” and variations of these words and similar expressions, are intended to identify these forward-looking statements. While we believe these statements are accurate, forward-looking statements are inherently uncertain and we cannot assure you that these expectations will occur and our actual results may be significantly different. These statements by the Company and its management are based on estimates, projections, beliefs and assumptions of management and are not guarantees of future performance. Important factors that could cause actual results to differ from those in the forward-looking statements include the factors described in the “Risk Factors” section of the Company’s filings with the Securities and Exchange Commission. The Company disclaims any obligation to update or revise any forward-looking statement based on the occurrence of future events, the receipt of new information, or otherwise.

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